Exhibit 10.41

                         SECURITIES REDEMPTION AGREEMENT
                         -------------------------------


         THIS SECURITIES REDEMPTION AGREEMENT (this "Agreement") is made as of this 24th day of March, 1998 between NORTH ATLANTIC TRADING COMPANY, INC., a Delaware corporation (the "Company"), LANGSTON ENTERPRISES, INC., a North Carolina corporation (the "Redeeming Shareholder"), and Maurice Langston, an individual residing in Winfield, Alabama ("Langston").


                              STATEMENT OF PURPOSE


         A. The Company is a party to that certain Agreement dated October 29, 1997 between National Tobacco Company, L.P. ("National Tobacco"), the Company and Langston regarding Langston's resignation as an employee of National Tobacco as amended by that certain First Amendment to the Agreement dated January 30, 1998 between National Tobacco, the Company and Langston (the "Resignation Agreement"), and the parties hereto intend that this Agreement amend, replace and supersede Section 5 of the Resignation Agreement.

         B. Langston is the sole shareholder of all the outstanding capital stock of the Redeeming Shareholder which in turn owns 47,138 shares of the Company's issued and outstanding shares of common stock, $0.01 par value per share (the "Common Stock");

         C. The Company desires to redeem and purchase, and the Redeeming Shareholder desires to sell to the Company, 10,100 shares of Common Stock (the "Redeemed Shares"), all upon the terms and conditions more particularly described herein; and

         D. The Company desires to receive, and the Redeeming Shareholder desires to grant, a right of first refusal regarding the remaining 37,038 shares of Common Stock (the "Remaining Shares"), all upon the terms and conditions described herein;


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Redeeming Shareholder mutually agree as follows:

         1. PURCHASE AND SALE OF REDEEMED SHARES.
            ------------------------------------

         (A) PURCHASE AND SALE. Upon the terms and subject to the conditions hereinafter set forth, the Redeeming Shareholder agrees to sell, transfer and deliver to the Company, and the Company agrees to redeem and purchase from the Redeeming Shareholder, the Redeemed Shares, free and clear of all liens, encumbrances and claims.

         (B) PURCHASE PRICE. In consideration of the sale, transfer and delivery to the Company by the Redeeming Shareholder of the Redeemed Shares, the Company shall pay to the Redeeming Shareholder the sum of $404,000.00 (the "Purchase Price"). In addition to the Purchase Price, the Company shall pay to the Redeeming Shareholder a contract amendment fee of $4,600.00. At the Closing (as defined below), the Company shall deliver to the Redeeming Shareholder the Purchase Price which shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by the Redeeming Shareholder.

         (C) CLOSING DATE. The closing of the redemption of the Redeemed Shares (herein referred to as the "Closing") and all other transactions contemplated hereby shall take place at the principal offices of the Company located at 257 Park Avenue South, New York, New York 10010 on or before March 24, 1998, or at such other place and at such other time and date as may be mutually agreed upon in writing by the Company and the Redeeming Shareholder. The date of the Closing is referred to in this Agreement as the "Closing Date".

         2. REPRESENTATIONS AND WARRANTIES OF THE REDEEMING SHAREHOLDER. The
            -----------------------------------------------------------
Redeeming Shareholder hereby represents and warrants to the Company as follows:

         (A) AUTHORITY. It is a corporation validly existing and in good standing under the laws of the State of North Carolina. It has full right, power and authority: (i) to execute and deliver this Agreement; (ii) to perform its obligations under this Agreement; and (iii) to sell, transfer, assign and deliver to the Company full title to the Redeemed Shares pursuant to this Agreement. This Agreement has been duly executed and delivered by the Redeeming Shareholder and constitutes a legal, valid and binding agreement enforceable against the Redeeming Shareholder in accordance with its terms.

         (B) TITLE. It is the sole record and beneficial owner of the Redeemed Shares, and it holds good and valid title thereto, free and clear of all manner of liens, pledges, charges, encumbrances, agreements, rights and interests and claims of all others whatsoever and subject to no restriction. Assuming the consummation of the transactions contemplated by this Agreement, the Company will acquire good and valid title to the Shares and will be the full, absolute, legal and beneficial owner of the Redeemed Shares, free and clear of all liens, encumbrances, charges, agreements, rights, interests and claims of all others whatsoever and subject to no restrictions, other than pursuant to the Stockholders' Agreement (as defined below).

         (C) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Redeeming Shareholder of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, or result in a violation of, (i) the Redeeming Shareholder's charter or bylaws, (ii) any agreement, indenture, trust or instrument to which the Redeeming Shareholder is a party or by which the Redeeming Shareholder is bound or affected or (iii) any law, statute, rule or regulation to which the Redeeming Shareholder is subject.

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


         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ---------------------------------------------

         (A) AUTHORITY. The Company hereby represents and warrants that it is a corporation validly existing and in good standing under the laws of the State of Delaware. It has full right, power and authority: (i) to execute and deliver this Agreement and (ii) to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms.

         (B) NO CONFLICTS. The Company represents and warrants that the execution, delivery and performance of this Agreement by the Company of the transactions contemplated hereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, or result in a violation of, (i) the Company's charter or bylaws, (ii) any agreement, indenture, trust or instrument to which the Company is a party or by which the Company is bound or affected or (iii) any law, statute, rule or regulation to which the Company is subject.

         4. CONDITIONS TO THE COMPANY'S OBLIGATIONS. Each and every obligation
            ---------------------------------------
of the Company hereunder to be performed at or before the Closing, shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by the Company:

         (A) The Redeeming Shareholder shall sell, transfer and deliver the Redeemed Shares to the Company in accordance with the terms hereof;

         (B) The representations and warranties of the Redeeming Shareholder contained in Section 2 shall be true and correct in all respects at and as of the Closing Date as though then made. In addition, the Redeeming Shareholder shall have performed in all material respects all covenants and agreements contained herein required to be performed by the Redeeming Shareholder prior to the Closing.

         (C) The Company shall have received the following Closing documents, in form and substance satisfactory to the Company, and all of which shall, except as specified below, be fully executed originals:

                  (i) Certificates of the Secretary of State of the jurisdiction of incorporation of the Redeeming Shareholder as to the good standing of the Redeeming Shareholder as of a date on or about the Closing Date;

                  (ii) Certificate, dated as of the Closing Date, of the president and secretary of the Redeeming Shareholder, stating that all of the conditions specified in Section 4(b) have been fully satisfied with respect to the Redeeming Shareholder;

                  (iii) Copies of resolutions of the board of directors and shareholders of the Redeeming Shareholder authorizing the transactions contemplated by this Agreement, which resolutions shall have been certified by the president of the Redeeming Shareholder to be true and correct; and

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

                  (iv) Any and all other documents, stock powers, powers of attorney, certificates, resignations and assurances which may be reasonably requested by the Company in connection with the redemption.

         5. CONDITIONS TO THE REDEEMING SHAREHOLDER'S OBLIGATIONS. Each and
            -----------------------------------------------------
every obligation of the Redeeming Shareholder hereunder to be performed at or before the Closing, shall be subject to the satisfaction, at or before the Closing, of the Company delivering the Purchase Price to the Redeeming Shareholder.

         6. RIGHT OF FIRST REFUSAL.
            ----------------------

         (A) OFFER TO SELL REMAINING SHARES. If the Redeeming Shareholder shall desire to sell all or any of the Remaining Shares at any time following the date hereof, it must first receive a bona fide written offer from a third party prospective purchaser to purchase all or part of the Remaining Shares and then deliver to the Company a written notice ("Notice") containing the following information:

                  (i) The name and address of the prospective purchaser of the Remaining Shares;

                  (ii) The number of Remaining Shares that the Redeeming Shareholder desires to sell to the prospective purchaser;

                  (iii) The price being offered to the Redeeming Shareholder, the terms of payment and any other terms and conditions of such offer;

                  (iv) Evidence that the prospective purchaser has the financial resources to complete the proposed transaction as may be reasonably requested by the Company; and

                  (v) The proposed closing date for the transaction shall be within not less than 30 nor more than 90 days after the date of delivery of the Notice. For a period of 60 days after the giving of the Notice by the Redeeming Shareholder, the Company or its designee shall have the option, exercisable in whole or in part, by notice in writing to the Redeeming Shareholder to purchase the Remaining Shares that are proposed to be sold at the price and upon the terms and conditions set forth in the Notice. A failure by the Company to give written notice of exercise during such period shall be deemed a rejection by the Company of its option to purchase.

         (B) NON-CASH CONSIDERATION FOR SHARES. If any consideration to be received by a Redeeming Shareholder from a prospective purchaser of its Remaining Shares is property other than cash, then the price per share for such Remaining Shares shall be measured to that extent by the fair market value (determined as hereinafter provided) of such non-cash consideration. If non-cash consideration has been offered to the Redeeming Shareholder, the Company may deliver to the Redeeming Shareholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Redeeming Shareholder. For purposes hereof, the fair market value of non-cash consideration shall in each case be agreed upon by the
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
Redeeming Shareholder and the Company, or, in the absence of such agreement, such fair market value shall be determined by an appraisal thereof by an independent qualified appraiser who shall be mutually agreed to by the Company and the Redeeming Shareholder. The result of any appraisal conducted hereunder shall be binding on all parties, and the cost of any such appraisal shall be borne equally by the parties hereto. Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed.

         (C) CLOSINGS. If the Company shall exercise its right of first refusal pursuant to this Section 6, the closing of the purchase and sale transaction shall be held at the principal office of the Company located at 257 Park Avenue South, New York, New York 10010 or, in the event the address of the principal office changes, such new address, on a date designated by the Company, which date in no event shall be later than 90 days after the Redeeming Shareholder delivers the Notice to the Company.

         (D) RIGHT TO TRANSFER. If the Company does not elect to purchase all of the Remaining Shares that a Redeeming Shareholder desires to sell, the Redeeming Shareholder shall have the right to sell within 30 days following such failure to elect by the Company all, but not less than all, of the Remaining Shares covered by the bona fide offer to the prospective purchaser named in the Notice; provided, that the sale is made in strict accordance with the terms of the sale set forth in the Notice. In addition, as a condition to any such sale, the purchaser of the Remaining Shares must agree in writing that it, its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement and the Stockholders' Agreement (as defined below). Any Remaining Shares not sold within such 30-day period shall again be subject to this Section 6 in connection with any proposed sale thereof.

         7. RIGHT TO CALL REMAINING SHARES. Except as set forth below, the
            ------------------------------
Company hereby waives its right to repurchase the Remaining Shares pursuant to Sections 4.2 and 4.3 of the Exchange and Stockholders' Agreement dated June 25, 1997 between the Company, certain other parties and the Redeeming Shareholder (the "Stockholders' Agreement"). In the event that, at any time following the termination of the Consulting Term (as defined in that certain Consulting Agreement dated as of October 29, 1997 between National Tobacco and Langston (the "Consulting Agreement")), Langston engages in the marketing, distribution or sale of smokeless tobacco products in the United States on behalf of any competitor of the Company, either as an employee or indirectly as a consultant or stockholder (other than as a holder of less than five percent (5%) of the stock of a publicly traded company), the Company shall have the right to repurchase all shares of common stock of the Company then held by the Redeeming Shareholder in accordance with the terms and procedures set forth in Sections
4.2 and 4.3 of the Stockholders' Agreement without regard to the 180-day time limitation set forth in Sections 4.2 and 4.3 of the Stockholders' Agreement. Prior to making any transfer of any of the Remaining Shares (by gift, bequest, devise or otherwise) other than pursuant to Section 6 hereof, the Company agrees that, as a condition to such transfer, the transferee of any of the Remaining Shares must agree in writing that it, its heirs, successors and assigns, shall cause the transferee to be subject to and bound by the provisions of this Agreement and the Stockholders' Agreement.

         8. GENERAL.
            -------

         (A) FEES AND EXPENSES. The Company agrees to reimburse the Redeeming Shareholder and Langston for all reasonable costs and out-of-pocket expenses in an amount not to exceed $3,500, including reasonable attorneys' fees and expenses, incurred in connection with the preparation, execution and delivery of this Agreement and other related documentation.

         (B) INDEMNIFICATION.

                  (i) BY THE REDEEMING SHAREHOLDER AND LANGSTON. Each of the Redeeming Shareholder and Langston, jointly and severally, hereby agrees to indemnify and hold harmless the Company and its officers, directors, employees, representatives, agents, successors and assigns from any and all damages, liability, losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by reason of the Redeeming Shareholder's or Langston's failure to fulfill any of the terms, covenants and conditions contained herein or by reason of the Redeeming Shareholder's or Langston's breach of any of the representations, warranties and covenants contained herein.

                  (ii) BY THE COMPANY. The Company hereby agrees to indemnify and hold harmless the Redeeming Shareholder and its officers, directors, employees, representatives, agents, successors and assigns from any and all damages, liability, losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by reason of the Company's failure to fulfill any of the terms, covenants and conditions contained herein or by reason of the Company's breach of any of the representations, warranties and covenants contained herein.

         (C) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes and replaces Section 5 of the Resignation Agreement, and there are no restrictions, representations, warranties, covenants or undertakings of the parties hereto except those expressly set forth in this Agreement. Notwithstanding the foregoing, this Agreement does not amend, replace or supersede in any way the remaining sections of the Resignation Agreement, the Consulting Agreement or the Release Agreement dated as of October 29, 1997 between National Tobacco and the Redeeming Shareholder.

         (D) FURTHER ASSURANCES. The parties hereto each agree to execute such other instruments, documents or agreements as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         (E) SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (F) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.
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

         (G) SEVERABILITY. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect but the illegality or unenforceability of such provision shall have no effect upon or impair the enforceability of any other provision.

         (H) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same agreement.

         (I) NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         (J) NOTICES AND ADDRESSES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed duly given or made: (i) when delivered in person; (ii) one (1) business day after delivered via reputable overnight courier service or guaranteed next day service; or (iii) when transmitted by wire or by electronic message transmission addressed to the parties at the following addresses, or at such other address as the parties may designate by written notice in the manner aforesaid:

         If to the Company:             North Atlantic Trading Company, Inc.
                                        257 Park Avenue South
                                        New York, New York  10010
                                        Attention:  President
                                        Facsimile No.:  (212) 253-8296

         With a copy to (which          Fennebresque, Clark, Swindell & Hay
         shall not constitute           NationsBank Corporate Center
         notice):                       100 North Tryon Street, Suite 2900
                                        Charlotte, North Carolina  28202-4011
                                        Attention:  John S. Chinuntdet, Esq.
                                        Facsimile No.:  (704) 347-3838

         If to the Redeeming            Mr. Maurice Langston
         Shareholder and/or             11592 Highway 107
         Langston:                      Winfield, Alabama 35594
                                        Facsimile No.:  (205) 487-2800

         With a copy to (which          Ganz Hollinger & Towe
         shall not constitute           1394 Third Avenue
         notice):                       New York, New York  10021
                                        Attention:  Jerrietta R. Hollinger, Esq.
                                        Facsimile No.:  (212) 772-2216

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


         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date specified above.


                                           NORTH ATLANTIC TRADING COMPANY, INC.

                                           By: /s/ Thomas F. Helms, Jr.
                                               -------------------------------
                                               Name: Thomas F. Helms, Jr.
                                               Title: Chief Executive Officer



                                           LANGSTON ENTERPRISES, INC.

                                           By: /s/ Maurice Langston
                                               -------------------------------
                                               Name: Maurice Langston
                                               Title: President


                                               /s/ Maurice Langston
                                               -------------------------------
                                               Maurice Langston



         The undersigned, Myra M. Langston, the spouse of Maurice Langston hereby acknowledges and agrees to the provisions of this Agreement.


                                               /s/ Myra M. Langston
                                               -------------------------------
                                               Myra M. Langston


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